UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA		01843
(Address of principal executive offices)		(Zip Code)

(978) 687-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2015, the stockholders of NxStage Medical, Inc. (NxStage) approved an amendment to the NxStage 2005 Employee Stock Purchase Plan (2005 Plan) to increase the number of shares that may be issued pursuant to the plan by an additional 200,000 shares to 850,000 shares overall. The 2005 Plan allows NxStage employees to purchase common stock at a discount from market price twice each year from NxStage through one or more offerings. Historically, the purchase price has been 95% of the lower of the closing market price of NxStage common stock on the first or last business day of the applicable six-month plan period.

Item 5.07	Submission of Matters to a Vote of Security Holders.

NxStage held its 2015 Annual Meeting of Stockholders on May 21, 2015. Set forth below are the final voting results for each of the matters submitted to a stockholder vote at the 2015 Annual Meeting.

1. Stockholders elected each of the eight nominees to NxStage's Board of Directors to serve until the 2016 Annual Meeting of Stockholders, with the votes cast as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey H. Burbank	49,365,204	84,564	6,595,165
Robert G. Funari	49,365,367	84,401	6,595,165
Daniel A. Giannini	49,360,491	89,277	6,595,165
Earl R. Lewis	48,296,520	1,153,248	6,595,165
Jean K. Mixer	49,364,703	85,065	6,595,165
Craig W. Moore	49,180,222	269,546	6,595,165
Reid S. Perper	49,360,054	89,714	6,595,165
Barry M. Straube	49,364,554	85,214	6,595,165

2.	Stockholders approved, on an advisory basis, the named executive officers’ compensation as disclosed in NxStage's proxy statement, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,740,060	575,127	134,581	6,595,165

3.	Stockholders ratified the selection of Ernst & Young LLP to serve as NxStage's independent registered public accounting firm for the 2015 fiscal year, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,784,375	248,605	11,953	0

4.	Stockholders approved an amendment to the 2005 Plan to increase the number of shares that may be issued thereunder by an additional 200,000 shares, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,399,257	25,713	24,798	6,595,165

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

By: /s/ Matthew W. Towse
Matthew W. Towse
Chief Financial Officer
Date: May 26, 2015